Exhibit 4.1

AVID SPV, LLC,

as Issuer,

AVID BIOSERVICES, INC.,

as Guarantor

AND

U.S. BANK NATIONAL ASSOCIATION

as Trustee

FIRST SUPPLEMENTAL INDENTURE

dated as of April 30, 2021

to

INDENTURE

dated as of March 12, 2021

1.250% EXCHANGEABLE SENIOR NOTES DUE 2026

THIS FIRST SUPPLEMENTAL INDENTURE dated as of April 30, 2021 (this “Supplemental Indenture”), is among AVID SPV, LLC, a Delaware limited liability company (hereinafter called the “Company”), AVID BIOSERVICES, INC., a Delaware corporation (the “Successor Company”) and U.S. BANK NATIONAL ASSOCIATION, as trustee (the “Trustee”) under the Indenture, dated as of March 12, 2021 among the Company, the Successor Company and the Trustee (the “Indenture”).

RECITALS

WHEREAS, pursuant to the Indenture, the Company issued its 1.250% Exchangeable Senior Notes due 2026 (the “Notes”) of which $143,750,000 in aggregate principal amount are currently outstanding under the Indenture;

WHEREAS, the Company and the Successor Company desire that that the Company merge with and into the Successor Company (the “Merger”), with the Successor Issuer surviving the Merger, in accordance with the terms and subject to the conditions set forth in Section 11.02 of the Indenture;

WHEREAS, Section 10.01 of the Indenture provides that the Company, when authorized by resolutions of the Board of Directors and the Trustee, may from time to time enter into supplemental indentures to provide for the assumption by a Successor Company of the obligations of the Company under the Indenture pursuant to Article 11 thereof;

WHEREAS, accordingly, in connection with and effective upon the Merger, the Company and the Successor Company desire to enter into this Supplemental Indenture to provide for the assumption by the Successor Company of all of the obligations of the Company under the Notes and the Indenture, as required pursuant to Section 11.02 of the Indenture; and

WHEREAS, in connection with the foregoing, the Company has requested that the Trustee execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, and for the equal and proportionate benefit of the Holders of the Notes, each party hereto hereby agrees as follows:

Section 1.01 Assumption. The Successor Company (a) expressly assumes all of the Company’s obligations in respect of the due and punctual payment of the principal of and accrued and unpaid interest on all of the Notes, the due and punctual delivery or payment, as the case may be, of any consideration due upon exchange of the Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Company, and (b) the Successor Company shall succeed to and shall be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, in each case, effective upon the Merger. In addition, effective upon the assumption by the Successor Company of the Company’s obligations as described in the immediately preceding sentence, the Guarantor, solely in its capacity as such, shall be discharged from its obligations under the Guarantee set forth in Article 13 of the Indenture. Notwithstanding such discharge, all references to “Guarantor” set forth in the Indenture (other than any such references set forth in the Guarantee set forth in Article 13 of the Indenture) shall be deemed to be references to the Successor Company.

Section 1.02 Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to such term in the Indenture.

Section 1.03 Conditions Precedent. Other than the consummation of the Merger, the Company represents and warrants that each of the conditions precedent to the supplement to the Indenture contemplated hereby have been satisfied in all respects.

Section 1.04 Corresponding Amendments. With effect on and from the date hereof, each Global Note shall be deemed supplemented, modified and amended in such manner as necessary to make the terms of such Global Note consistent with the terms of the Indenture, as amended by this Supplemental Indenture. To the extent of any conflict between the terms of the Notes and the terms of the Indenture, as amended by this Supplemental Indenture, the terms of the Indenture, as amended by this Supplemental Indenture, shall govern and be controlling.

Section 1.05 Instruments To Be Read Together; Entire Agreement. This Supplemental Indenture is executed as and shall constitute an indenture supplemental to and in implementation of the Indenture, and said Indenture and this Supplemental Indenture shall henceforth be read together. This Supplemental Indenture constitutes the entire agreement of the parties hereto with respect to the supplements to the Indenture set forth herein.

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Section 1.06 Ratification of Indenture. The Indenture, as amended by this Supplemental Indenture, is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. Upon and after the execution of this Supplemental Indenture, each reference in the Indenture, as amended by this Supplemental Indenture, to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture, as amended by this Supplemental Indenture. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

Section 1.07 Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, and are not to be considered a part hereof and shall in no way modify or restrict any of the terms and provisions hereof.

Section 1.08 Responsibility of Trustee. The recitals and statements contained herein shall be taken as the statements of the Company, and the Trustee makes no representation with respect to any such matters and assumes no responsibility for their correctness. The Trustee makes no representations as to the validity, adequacy or sufficiency of this Supplemental Indenture. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. For the avoidance of doubt, the Trustee, by executing this Supplemental Indenture in accordance with the terms of the Indenture, does not agree to undertake additional actions nor does it consent to any transaction beyond what is expressly set forth in this Supplemental Indenture, and the Trustee reserves all rights and remedies under the Indenture.

Section 1.09 Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 1.10 Severability. In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.10 Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 1.11 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THAT WOULD APPLY ANY OTHER LAW.

Section 1.12 Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Receipt by telecopy or electronic mail of any executed signature page to this Supplemental Indenture shall constitute effective delivery of such signature page. Electronic signatures may be used in lieu of signatures affixed by hand, and such electronic signature shall have the same validity and effect as signatures affixed by hand.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

COMPANY:

AVID SPV, LLC

By:	/s/ Daniel Hart
Name:	Daniel Hart
Title:	Chief Financial Officer

SUCCESSOR COMPANY:

AVID BIOSERVICES, INC.

By:	/s/ Daniel Hart
Name:	Daniel Hart
Title:	Chief Financial Officer

TRUSTEE

U.S. BANK, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Michael K. Herberger
Name:	Michael K. Herberger
Title:	Vice President

[First Supplemental Indenture – 1.250% Exchangeable Senior Notes Due 2026]

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